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                                                                   Exhibit 10(r)

                     FLOATING RATE LOAN - PROCEDURES LETTER
                     --------------------------------------



Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60690

Gentlemen:

        McDONALD & COMPANY SECURITIES, INC., an Ohio corporation (the "Company") hereby requests that borrowings under its $20,000,000 uncommitted revolving loan facility from Harris Trust and Savings Bank be made and documented upon the following terms and conditions. You agree until further notice that upon oral advice by telephone received by you from time to time from authorized persons listed in this letter that we wish to borrow money, you will, if you elect to approve the requested loan, disburse the proceeds of same according to the following instructions:

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It is understood that any sums of money borrowed by telephone on advice of an authorized person or a person purporting to be an authorized person in accordance with the foregoing arrangement shall be transferred pursuant to the above referenced instructions, and we shall be obligated to repay to you the sums so borrowed at the time and with the interest set forth in this letter.

        All such borrowings shall be repaid by us upon your demand, but they may, at our election in any instance, be repaid at any time upon telephonic advice to you.

        All borrowings made by us from you under the subject facility shall bear interest prior to maturity at a rate per annum which is agreed upon between us. Interest shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable on the last day of each month and upon demand.

        All borrowings hereunder shall be made against and evidenced by a promissory note of the Company payable to your order in the aggregate principal amount of $20,000,000, such note to mature as set forth in, and to be otherwise in the form of Exhibit A attached hereto (the "Note"). You agree that notwithstanding the fact that the Note is in the principal amount of $20,000,000, it shall evidence only the actual principal amount of borrowings made by us from time to time under the subject facility and you agree that if you transfer or assign the Note you will stamp thereon a statement of the actual principal amount evidenced thereby at the time of transfer. We agree that in any action or proceeding instituted to collect or enforce collection of the Note, the amount shown as owing you on your records shall be prima facie evidence of the unpaid balance of principal and interest on the Note.

        From time to time we will designate in writing the persons authorized to give you telephonic instructions to lend money and repay borrowings. In accepting telephonic advices from any of such officers and/or employees in accordance with the terms of this Agreement, you shall be entitled to rely on advices given by any person purporting to be any one of such officers and shall have no liability to us on account of any action taken by you pursuant to such telephonic advices provided you have acted in good faith in



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connection therewith. You are, of course, authorized to lend money to us upon the written instructions of any officers and/or employees authorized to borrow funds by telephonic advice.

        This Agreement and the arrangements and authorizations herein contemplated shall remain in full force and effect, and shall be applicable to any renewals of, or replacements or substitutions for, our present loan facility, unless and until you have received written notice from the Company of the termination or modification of this Agreement at your office in Chicago, Illinois or unless and until the Company has received such a notice at its address as shown on your records from you; provided that no such termination or modification by the Company shall affect any transaction which occurred prior to the receipt of such notice by you nor shall any such termination or modification become effective without your written consent unless and until all amounts which shall have been borrowed hereunder shall have been repaid in full. This Agreement and your acceptance of this Agreement as hereinafter contemplated do not constitute any commitment on your part to make any credit available to the Company, it being understood that this Agreement is only intended to set forth the procedures which shall be applicable to such loans as the Bank may in its discretion elect to make available to the Company from time to time. This Agreement and the rights and remedies of the parties hereto shall be governed by the laws of Illinois.

        If you are in agreement with the foregoing, please sign in the appropriate place on the enclosed counterpart and return such counterpart to us, whereupon this letter shall become a binding agreement between you and us.

        Dated this 9th day of April, 1997.

                                 Very truly yours,

                                 MCDONALD & COMPANY SECURITIES, INC.


                                 By: /s/ George H. Brooks
                                     ------------------------------
                                     Its: Senior Vice President
                                          -------------------------


                                     Accepted as of the date last above written.

                                     HARRIS TRUST AND SAVINGS BANK



                                 By: /s/ Scott M. Ferris
                                     ------------------------------
                                     Its: Vice President







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                                   UNSECURED
                                  DEMAND NOTE



$20,000,000                                               April 9, 1997



        ON DEMAND, for value received, the undersigned, McDONALD & COMPANY SECURITIES, INC., an Ohio corporation (the "Company"), promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (the "Bank") at its offices at 111 West Monroe Street, Chicago, Illinois, the principal sum of Twenty Million Dollars ($20,000,000) or, if less, the amount outstanding under the letter agreement referred to below together with interest on the unpaid principal balance hereof at the rate specified therefor in the letter agreement referred below and after the maturity thereof until paid at the rate per annum of three percent (3%) above the interest rate applicable to this Note (determined as aforesaid) at such maturity. Interest shall be payable on the last day of each month and upon demand.

        This Note evidences borrowings by the Company under that certain Letter Agreement dated as of even date herewith between the Company and the Bank and this Note and the holder hereof are entitled to all the benefits provided for under the Letter Agreement, to which reference is hereby made for a statement thereof. The Company hereby waives presentment and notice of dishonor. The Company agrees to pay to the holder hereof all expenses incurred or paid by such holder, including attorney's fees and court costs, in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of Illinois.



                                        McDONALD & COMPANY SECURITIES, INC.



                                        By: /s/ George H. Brooks
                                           -----------------------------------
                                           Its: Senior Vice President
                                               -------------------------------



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